Exhibit 10.15(a)

HORACE MANN SERVICE CORPORATION

EXECUTIVE CHANGE IN CONTROL PLAN

SCHEDULE A PARTICIPANTS

Note: The effective date of entry shall be subject to Section 4.2(a).

NAME OR TITLE	EFFECTIVE DATE OF PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	November 14, 2012

TIER II PARTICIPANTS
EVP and CFO	**
EVP and Chief Marketing Officer	**
EVP, Property and Casualty	**
EVP, Annuity, Life, Group	February 15, 2012

* Subject to acceptance within 30 days of effective date of participation

** Subject to Section 4.2(b) of the Plan